Exhibit 99.1

Presidio, Inc. Reports Third Quarter Fiscal 2017 Results

Strong Year-over-Year Growth
Improved Capital Structure with Total Debt Reduced by $259.3 Million

NEW YORK, May 11, 2017 (GLOBE NEWSWIRE) -- Presidio, Inc. (NASDAQ:PSDO), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to middle-market customers, today announced its financial results for its fiscal third quarter ended March 31, 2017.

	Three months ended			Nine months ended
(in $ millions)	March 31, 2016	March 31, 2017	% Chg	March 31, 2016	March 31, 2017	% Chg
Total Revenue	$586.4	$628.8	7.2%	$1,961.0	$2,088.3	6.5%
Adjusted Revenue (1)	$586.6	$628.9	7.2%	$1,929.6	$2,088.8	8.3%
Total Gross Margin	$123.7	$142.1	14.9%	$393.5	$433.6	10.2%
Gross Margin %	21.1%	22.6%		20.1%	20.8%
Net Income (Loss)	$(6.4)	$(15.0)	134.4%	$4.0	$(6.0)	(250.0)%
Diluted EPS	$(0.09)	$(0.20)	n.m.	$0.06	$(0.08)	n.m.
Pro Forma Adjusted Net Income (2)	$16.4	$25.8	57.3%	$70.9	$81.5	15.0%
Pro Forma Diluted EPS (2)	$0.18	$0.27	50.0%	$0.78	$0.86	10.3%
Adjusted EBITDA (3)	$40.6	$52.7	29.8%	$157.2	$165.7	5.4%
Adj. EBITDA % (3)	6.9%	8.4%		8.1%	7.9%

(1) This financial measure is not based on U.S. GAAP; please refer to the section of this press release entitled "About Non-GAAP and Pro Forma Financial Measures" for additional information and to the attached reconciliation to the most directly comparable U.S. GAAP measure; in addition, please refer to the section entitled "Third Quarter Fiscal Year 2017 Highlights" for additional information regarding certain transactions that occurred during the current fiscal year that impacted the comparability between periods - had the current fiscal year transactions been on a comparable basis, the growth in Adjusted Revenue for the three and nine months ended March 31, 2017 would have been 12% and 11%, respectively.

(2) This non-GAAP financial measure adjusts certain historical data on a pro forma basis following certain transactions. Please refer to the section of this press release entitled "About Non-GAAP and Pro Forma Financial Measures" for additional information and to the attached reconciliation to the most directly comparable U.S. GAAP measure.

(3) This financial measure is not based on U.S. GAAP; please refer to the section of this press release entitled "About Non-GAAP and Pro Forma Financial Measures" for additional information and to the attached reconciliation to the most directly comparable U.S. GAAP measure.

“We are pleased with our third quarter results where we achieved solid top-line growth and profitability.  We delivered Revenue growth of 7.2%, Adjusted EBITDA growth of 29.8% and Pro Forma Adjusted Net Income growth of 57.3%.  We experienced a shift towards software subscription sales in the quarter; on a comparable basis with prior period sales our Revenue growth would have been 12%. In addition, with our strong cash flow generation and proceeds from our successful initial public offering in March, we improved our balance sheet and reduced our leverage to generate significant shareholder value,” said Bob Cagnazzi, Chief Executive Officer of Presidio. “Our performance is reflective of the impact of the strategy we have been executing for the past several years to combine our deep local engineering skills with scalable investments in offerings such as cyber-security, managed services, Internet of Things engineering, and managed cloud to become the premier provider of complex IT infrastructure solutions and digital transformation services for mid-market clients.  The fundamentals of our model, the market and technology trends remain strong, and I believe Presidio is well-positioned for continued growth over the long term.”

Third Quarter Fiscal Year 2017 Highlights

  Total Revenue for the three months ended March 31, 2017 increased $42.4 million or 7.2% to $628.8 million compared to revenue of $586.4 million in the prior year quarter. Total Revenue growth was driven by an increase in client demand for Cloud and Security solutions deployed across both private and hybrid cloud environments. The growth in our third quarter was impacted by an increase in the proportion of our solutions being delivered in the form of software subscriptions where we are an agent and accordingly the revenue associated with these solutions is recognized net of the related cost of sales in total revenue. Historically, our solutions have typically involved providing a full suite of services to our clients complemented with the delivery of hardware and software. In these arrangements, we have concluded that our relationship with the customer is that of a principal and we recognize our revenue on a gross basis, with the related costs included as cost of revenue. In the current period, certain of the solutions we have provided have involved the delivery of software subscriptions without additional hardware and/or services. These new arrangements with our customers result in the Company’s relationship with the customer to be that of an agent requiring the Company to recognize the related revenue net of the cost of revenue. Had these solutions been sold on the same terms as comparable solutions sold in the prior year, our revenue growth would have been approximately 12%.

  - Cloud Revenue increased 52.4% to $119.0 million in the three months ended March 31, 2017 compared to $78.1 million for the three months ended March 31, 2016, a result of strong demand in client engagements around cloud and IT transformation, converged and hyper-converged infrastructure and data center modernization to support new private cloud infrastructure in all market sectors.

  - Security Revenue increased 84.7%, to $89.2 million in the three months ended March 31, 2017 compared to $48.3 million in the three months ended March 31, 2016, driven by higher demand from customers as they look to stay ahead of increasingly complex cyber security threats which drove adoption of advanced security technologies.

  - Digital Infrastructure Revenue decreased 8.6% to $420.6 million in the three months ended March 31, 2017 compared to $460.0 million in the three months ended March 31, 2016, driven by two factors, (1) the mix shift toward more software subscription revenue in the Digital Infrastructure solution set and (2) lower revenue generated by government clients, particularly the federal government due to delays in spending as a result of the continuing resolution. Had the software subscription solutions been sold on the same terms as comparable solutions in the prior year, the decline in our Digital Infrastructure revenue would have been 4.9%. In addition, we noted that the decline in Digital Infrastructure revenue was impacted by clients focused on investing in cloud and security in the quarter.

  Gross Margin for the three months ended March 31, 2017 increased $18.4 million or 14.9% to $142.1 million compared to $123.7 million in the prior year quarter due to strong revenue growth and a favorable mix shift of solutions sold toward data center and security technologies.

  Net Loss for the three months ended March 31, 2017 was $15.0 million, or $0.20 per diluted share, compared to a loss of $6.4 million, or $0.09 per diluted share, in the prior year quarter. The Net Loss in the current year was largely due to non-recurring expenses associated with our IPO, including losses on extinguishment of debt associated with the redemption of our senior notes and repurchase of our senior subordinated notes, share-based compensation attributable to the occurrence of the IPO and higher expense associated with the accelerated vesting of certain stay and retention bonuses.

  Pro Forma Adjusted Net Income for the three months ended March 31, 2017 increased $9.4 million or 57.3% to $25.8 million, or $0.27 per pro forma diluted share, compared to $16.4 million, or $0.18 per pro forma diluted share, in the prior year quarter as a result of the strong growth in Adjusted EBITDA and the impact of deleveraging.

  Adjusted EBITDA increased $12.1 million, or 29.8%, to $52.7 million for the three months ended March 31, 2017, from $40.6 million for the three months ended March 31, 2016, reflecting the impact of 7.2% Adjusted Revenue growth, adjusted gross margin expansion and improvements in operating expense efficiency. As a result, Adjusted EBITDA margins expanded from 6.9% for the three months ended March 31, 2016 to 8.4% for the three months ended March 31, 2017.

Nine Months Ended March 31, 2017 Highlights

  Total Revenue for the first nine months ended March 31, 2017 increased $127.3 million or 6.5% to $2,088.3 million compared to revenue of $1,961.0 million in the first nine months of fiscal year 2016. The increase in Total Revenue resulted from an increase in client demand across both Cloud and Security solutions along with a higher proportion of services as part of our solutions. The growth year-to-date was impacted by an increase in the proportion of our solutions being delivered in the form of software subscriptions where we are an agent and accordingly the revenue associated with these solutions is recognized net of the related costs of sales in total revenue.

  - Cloud Revenue increased 35.1%, to $367.1 million in the nine months ended March 31, 2017, compared to $271.8 million for the nine months ended March 31, 2016, a result of strong client demand in client engagements around cloud and IT transformation, converged and hyper-converged infrastructure and data center modernization to support new private cloud infrastructure in all market sectors.

  - Security Revenue increased 26.6%, to $225.7 million in the nine months ended March 31, 2017, compared to $178.3 million in the nine months ended March 31, 2016, driven by higher demand from customers as they look to stay ahead of increasingly complex cyber security threats which drove adoption of advanced security technologies.

  - Digital Infrastructure Revenue decreased 1.0% to $1,495.5 million in the nine months ended March 31, 2017 compared to $1,510.9 million in the nine months ended March 31, 2016, driven by the mix shift toward more software subscription revenue in the Digital Infrastructure solution set.

  Adjusted Revenue excludes the impact of purchase accounting adjustments from our acquisitions and excludes revenue associated with disposed businesses. Adjusted Revenue for the first nine months ended March 31, 2017 increased $159.2 million or 8.3%. Had the software subscription solutions been sold on the same terms as comparable solutions sold in the prior year, our Adjusted Revenue growth would have been approximately 11%.

  Gross Margin for the nine months ended March 31, 2017 increased $40.1 million or 10.2% to $433.6 million compared to $393.5 million in the first nine months of fiscal year 2016 due to an increase in sales of managed services, operating efficiencies realized in the delivery of those services, and an increase in sales of third party support.

  Net Loss for the nine months ended March 31, 2017 was $6.0 million, or $0.08 per diluted share, compared to Net Income of $4.0 million, or $0.06 per diluted share, in the first nine months of fiscal year 2016.  The Net Loss in the current year was largely due to non-recurring expenses associated with our IPO as described in the third quarter highlights.

  Pro Forma Adjusted Net Income for the nine months ended March 31, 2017 increased $10.6 million or 15.0% to $81.5 million, or $0.86 per pro forma diluted share, compared to $70.9 million, or $0.78 per pro forma diluted share, in the first nine months of fiscal year 2016.

  Adjusted EBITDA for the nine months ended March 31, 2017 increased $8.5 million or 5.4% to $165.7 million compared to $157.2 million in the first nine months of fiscal year 2016, reflecting strong revenue growth, gross margin expansion, and the impact of recent increases in operating efficiency realized during our third quarter, partly offset by investments we have made in high-growth areas of our business.

Capital Resources and Free Cash Flow

  As of March 31, 2017, Presidio had total debt of $776.9 million and net debt of $749.1 million, representing 3.4x net total leverage based on Adjusted EBITDA for the trailing twelve months ended March 31, 2017.

  For the nine months ended March 31, 2017, we generated $96.3 million of Net cash provided by operating activities, an increase of 69.8% or $39.6 million compared to $56.7 million in the nine months ended March 31, 2016, driven by higher cash income in the period.

  For the nine months ended March 31, 2017, we generated $63.1 million of Free Cash Flow, an increase of 65.2% or $22.9 million compared to $38.2 million in the nine months ended March 31, 2016.

  In March 2017, after completing the IPO,

  - Presidio redeemed $97.5 million in aggregate principal amount of senior notes at a redemption price equal to 110.25% of the principal amount plus accrued and unpaid interest,

  - Presidio repurchased and canceled all of the $111.8 million in aggregate principal amount of senior subordinated notes at a repurchase price equal to 110.25% of the principal amount plus accrued and unpaid interest, and

  - Presidio made a $50.0 million voluntary prepayment on the term loan borrowing under its senior credit facility using the remaining proceeds from the IPO, cash from operations and existing cash on hand.

(in millions)	June 30, 2016	March 31, 2017
Cash and cash equivalents	$33.0	$27.8
Long-term debt:
Revolving credit facility	$—	$—
Receivables securitization facility	5.0	—
Term loan facility, due February 2022	732.3	651.9
Senior notes, 10.25% due February 2023	222.5	125.0
Subordinated notes, 10.25% due February 2023	111.8	—
Total long-term debt	$1,071.6	$776.9
Net total leverage ratio	4.6x	3.4x

About Non-GAAP and Pro Forma Financial Measures

Our management regularly monitors certain financial measures to track the progress of our business against internal goals and targets. In addition to financial information presented in accordance with GAAP, management uses Adjusted Revenue, Adjusted EBITDA, Adjusted Net Income, Pro Forma Adjusted Net Income and Free Cash Flow (collectively, "non-GAAP measures," as further described below) in its evaluation of past performance and prospects for the future. Our non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or revenue, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. These non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our operating results as reported under GAAP and they include adjustments for items that may occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time.

We also adjust certain historical data on a pro forma basis following certain significant transactions. Specifically, we have provided a calculation of Pro Forma Adjusted Net Income to adjust for lower after-tax interest expense associated with the redemption and repurchase of notes as part of our IPO as if the IPO occurred on July 1, 2015 (the beginning of our fiscal year ending June 30, 2016) and for lower after-tax interest expense associated with the term loan refinancing that occurred in January 2017 as if the refinancing occurred on July 1, 2016 (the beginning of our fiscal year ending June 30, 2017).  Pro Forma Adjusted Net Income is for illustrative and informational purposes and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the transactions occurred on the dates indicated. Pro Forma Adjusted Net Income should not be considered representative of our future financial condition or results of operations.

Additional Information

In October 2015, we completed the sale of our Atlantix Global Systems LLC subsidiary (“Atlantix”). Accordingly, our financial results for the nine months ended March 31, 2016 presented herein have been adjusted to exclude the operations of Atlantix as if the sale had occurred at the beginning of the period.  The Company’s financial results are presented above on an “Adjusted” basis to reflect the sale of Atlantix, as well as the adjustment of non-cash, non-recurring, and/or unusual items.

In February 2016, we acquired the operations of Netech Corporation (“Netech”). As a result of the acquisition of Netech, our U.S. GAAP results include the operations of Netech in the periods ending March 31, 2016.

On February 24, 2017, the board of directors of the Company declared a 2-for-1 stock split of the Company’s common stock in the form of a stock dividend payable on each share of common stock issued and outstanding as of February 24, 2017. The number of shares subject to and the exercise price of the Company’s outstanding options were adjusted to equitably reflect the split. All common stock share and per-share data included in these financial statements give effect to the stock split and have been adjusted retroactively for all periods presented.

In March 2017, the Company completed an IPO in which the Company issued and sold 18,766,465 shares of common stock, inclusive of 2,099,799 shares issued and sold pursuant to the underwriters’ option to purchase additional shares, at the public offering price of $14.00 per share.  The Company received net proceeds of $247.5 million, after deducting underwriting discounts and commissions and other offering expenses from the sale of its shares in the IPO.  In addition, the Company incurred $7.2 million of offering expenses in connection with the IPO, of which $6.5 million had not been paid as of March 31, 2017.

Conference Call Information

We have scheduled a conference call for Thursday, May 11, 2017, at 5:00 p.m. Eastern Time to discuss our financial results for the fiscal third quarter ended March 31, 2017.  Financial results will be released after the close of the U.S. financial markets on Thursday, May 11, 2017.

Those wishing to participate via webcast should access the call through Presidio's Investor Relations website at http://investors.presidio.com. Those wishing to participate via telephone may dial in at 1-877-407-9039 (USA) or 1-201-689-8470 (International). The conference call replay will be available via webcast through Presidio's Investor Relations website. The telephone replay will be available from 8:00 p.m. Eastern Time on May 11, 2017, through May 18, 2017, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The replay passcode will be 13660475.

About Presidio

Presidio is a leading North American IT solutions provider focused on Digital Infrastructure, Cloud and Security solutions. We deliver this technology expertise through a full life cycle model of professional, managed, and support services including strategy, consulting, implementation and design. By taking the time to deeply understand how our clients define success, we help them harness technology advances, simplify IT complexity and optimize their environments today while enabling future applications, user experiences, and revenue models. We serve approximately 7,000 middle-market, large, and government organizations across a diverse range of industries. More than 2,800 Presidio professionals, including 1,600 technical engineers, are based in 60+ offices across the US in a unique, local delivery model combined with the national scale of a $2.7 billion dollar industry leader. We are passionate about driving results for our clients and delivering the highest quality of service in the industry. Presidio is owned by funds affiliated with Apollo Global Management, LLC (NYSE:APO). For more information visit: www.presidio.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward looking statements for a variety of reasons, including, among others: risks and uncertainties related to the capital markets, changes in senior management at Presidio, changes in our relationship with our vendor partners, adverse changes in economic conditions, risks resulting from a decreased demand for Presidio’s information technology solutions, risks relating to rapid technological change in Presidio’s industry and risks relating to acquisitions or regulatory changes. Certain of these and other risks and uncertainties are discussed in Presidio’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

Non-GAAP Reconciliations

The reconciliation of Adjusted Revenue from Total Revenue for each of the periods presented is as follows:

(in millions)	Three months ended March 31, 2016	Three months ended March 31, 2017	Nine months ended March 31, 2016	Nine months ended March 31, 2017
Total Revenue	$586.4	$628.8	$1,961.0	$2,088.3
Adjustments:
Purchase accounting adjustments (1)	0.2	0.1	1.4	0.5
Revenue from disposed business (2)	—	—	(32.8)	—
Total adjustments	0.2	0.1	(31.4)	0.5
Adjusted Revenue	$586.6	$628.9	$1,929.6	$2,088.8

(1) Includes noncash adjustments associated with purchase accounting (including deferred revenue step down).

(2) Removes the historical revenue contribution of Atlantix prior to the sale of the Atlantix business in October 2015.

The reconciliation of Adjusted EBITDA from Net income (loss) for each of the periods presented is as follows:

(in millions)	Three months ended March 31, 2016	Three months ended March 31, 2017	Nine months ended March 31, 2016	Nine months ended March 31, 2017
Adjusted EBITDA Reconciliation:
Net income (loss)	$(6.4)	$(15.0)	$4.0	$(6.0)
Total depreciation and amortization (1)	20.7	21.7	58.7	65.3
Interest and other (income) expense	22.3	45.3	68.8	87.8
Income tax expense (benefit)	(6.2)	(15.9)	3.1	(9.6)
EBITDA	30.4	36.1	134.6	137.5
Adjustments:
Share-based compensation expense	0.6	7.9	1.8	8.9
Purchase accounting adjustments (2)	0.9	0.2	3.1	0.9
Transaction costs (3)	6.7	8.5	15.6	14.5
Other costs (4)	2.0	—	3.9	3.9
Earnings from disposed business (5)	—	—	(1.8)	—
Total adjustments	10.2	16.6	22.6	28.2
Adjusted EBITDA	$40.6	$52.7	$157.2	$165.7
Adjusted EBITDA % (6)	6.9%	8.4%	8.1%	7.9%

(1) Includes depreciation and amortization included within total operating expenses and cost of revenue.

(2) Includes noncash adjustments associated with purchase accounting (including inventory step up, deferred revenue step down and revaluation of deferred rent).

(3) Includes transaction-related expenses related to (i) stay and retention bonuses, (ii) transaction-related advisory and diligence fees, (iii) transaction-related legal, accounting and tax fees and (iv) professional fees and expenses associated with debt refinancings.

(4) Includes other expenses such as (i) certain non-recurring costs incurred in the development of our new cloud service offerings, (ii) severance charges and (iii) integration of previously acquired managed services platforms into one system.

(5) Removes the historical earnings contribution of Atlantix prior to the sale of the business in October 2015.

(6) Adjusted EBITDA % represents the ratio of Adjusted EBITDA to Adjusted Revenue.

The reconciliation of Adjusted Net Income and Pro Forma Adjusted Net Income from Net income (loss) for each of the periods presented is as follows:

(in millions)	Three months ended March 31, 2016	Three months ended March 31, 2017	Nine months ended March 31, 2016	Nine months ended March 31, 2017
Adjusted Net Income reconciliation:
Net income (loss)	$(6.4)	$(15.0)	$4.0	$(6.0)
Adjustments:
Amortization of intangible assets	17.4	18.4	48.8	55.2
Amortization of debt issuance costs	2.1	1.7	5.6	5.1
Loss on disposal of business	—	—	6.8	—
Loss on extinguishment of debt	0.8	26.9	0.9	27.7
Share-based compensation expense	0.6	7.9	1.8	8.9
Purchase accounting adjustments	0.9	0.2	3.1	0.9
Transaction costs	6.7	8.5	15.6	14.5
Other costs	2.0	—	3.9	3.9
Earnings from disposed business	—	—	(1.8)	—
Income tax impact of adjustments (1)	(11.0)	(25.8)	(27.8)	(40.4)
Total adjustments	19.5	37.8	56.9	75.8
Adjusted Net Income	13.1	22.8	60.9	69.8
Pro Forma Adjustments:
Interest on notes repaid in IPO	5.4	3.7	16.4	14.4
Interest on term loan repricing	—	1.2	—	4.7
Income tax impact of adjustments	(2.1)	(1.9)	(6.4)	(7.4)
Total Pro Forma adjustments	3.3	3.0	10.0	11.7
Pro Forma Adjusted Net Income	$16.4	$25.8	$70.9	$81.5

(1) Includes an estimated tax impact of the adjustments to net income at our average statutory rate of 39.0% to arrive at an appropriate effective tax rate on Adjusted Net Income, except for (i) the adjustment of certain transaction costs that are permanently nondeductible for tax purposes and (ii) the impact of tax-deductible goodwill and intangible assets resulting from certain historical acquisitions and further adjusted for discrete tax items such as the remeasurement of deferred tax liabilities due to state rate changes and write-off of deferred tax assets resulting from reorganizations.

The reconciliation of Pro Forma weighted-average shares - diluted and Pro Forma Diluted EPS from GAAP weighted-average shares for each of the periods presented is as follows:

	Three months ended March 31, 2016	Three months ended March 31, 2017	Nine months ended March 31, 2016	Nine months ended March 31, 2017
Share count:
Weighted-average shares – basic	71,504,578	75,374,606	70,851,186	73,064,789
Dilutive effect of stock options	—	—	1,724,088	—
Weighted-average shares – diluted	71,504,578	75,374,606	72,575,274	73,064,789
Pro Forma shares issued at IPO (1)	18,766,465	15,361,675	18,766,465	17,648,103
Dilutive impact of stock options (2)	1,745,490	4,602,512	—	3,981,394
Total Pro Forma adjustments	20,511,955	19,964,187	18,766,465	21,629,497
Pro Forma weighted-average shares – diluted	92,016,533	95,338,793	91,341,739	94,694,286

Diluted EPS	$(0.09)	$(0.20)	$0.06	$(0.08)
Pro Forma Diluted EPS	$0.18	$0.27	$0.78	$0.86

(1) Includes an adjustment to reflect the shares issued in the March 2017 IPO as if the IPO occurred at the beginning of the period that are not already reflected in the basic weighted-average shares presented.

(2) Includes an adjustment to reflect the dilutive impact of outstanding stock options on Pro Forma Adjusted Net Income that were excluded from the calculation for GAAP purposes as anti-dilutive due to the GAAP net loss in the period.

We define Free Cash Flow as our net cash provided by operating activities adjusted to include the impact of net borrowings (repayments) on floor plan facility, the net cash impact of our leasing business and the purchases of property and equipment. The reconciliation of Free Cash Flow from Net cash provided by operating activities for the periods presented is as follows:

	Nine months ended March 31, 2016	Nine months ended March 31, 2017
Net cash provided by operating activities	$56.7	$96.3
Adjustments to reconcile to free cash flow:
Net borrowings on floor plan facility	(7.3)	(38.7)
Additions of equipment under sales-type and direct financing leases	(58.4)	(76.3)
Proceeds from collection of financing receivables	4.8	8.8
Additions to equipment under operating leases	(2.5)	(1.6)
Proceeds from disposition of equipment under operating leases	1.0	1.4
Proceeds from the discounting of financing receivables	55.5	86.5
Retirements of discounted financing receivables	(1.7)	(4.4)
Purchases of property and equipment	(9.9)	(8.9)
Total adjustments	(18.5)	(33.2)
Free Cash Flow	$38.2	$63.1

Presidio, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	As of June 30, 2016	As of March 31, 2017
Assets
Current Assets
Cash and cash equivalents	$33.0	$27.8
Accounts receivable, net	503.0	449.4
Unbilled accounts receivable, net	135.7	151.9
Financing receivables, current portion	83.1	86.5
Inventory	48.3	24.1
Prepaid expenses and other current assets	68.2	67.4
Total current assets	871.3	807.1
Property and equipment, net	32.9	32.7
Equipment under operating leases, net	2.9	1.8
Financing receivables, less current portion	102.0	111.5
Goodwill	781.5	781.5
Identifiable intangible assets, net	825.5	770.3
Other assets	7.0	31.9
Total assets	$2,623.1	$2,536.8
Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt	$7.4	$—
Accounts payable – trade	382.3	346.6
Accounts payable – floor plan	223.3	184.6
Accrued expenses and other current liabilities	167.1	168.8
Discounted financing receivables, current portion	75.3	82.1
Total current liabilities	855.4	782.1
Long-term debt, net of debt issuance costs and current maturities	1,030.6	754.0
Discounted financing receivables, less current portion	87.1	103.4
Deferred income tax liabilities	288.0	273.6
Other liabilities	15.1	33.0
Total liabilities	2,276.2	1,946.1
Total stockholders’ equity	346.9	590.7
Total liabilities and stockholders’ equity	$2,623.1	$2,536.8

Presidio, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions)

	Three months ended March 31, 2016	Three months ended March 31, 2017	Nine months ended March 31, 2016	Nine months ended March 31, 2017
Total revenue	$586.4	$628.8	$1,961.0	$2,088.3
Total cost of revenue	462.7	486.7	1,567.5	1,654.7
Gross margin	123.7	142.1	393.5	433.6
Operating expenses
Total SG&A	88.1	98.7	247.5	285.6
Transaction costs	6.7	8.5	15.6	14.5
Depreciation and amortization	19.2	20.5	54.5	61.3
Total operating expenses	114.0	127.7	317.6	361.4
Operating income	9.7	14.4	75.9	72.2
Interest and other (income) expense
Interest expense	21.5	18.3	60.9	59.9
Loss on disposal of business	—	—	6.8	—
Loss on extinguishment of debt	0.8	26.9	0.9	27.7
Other (income) expense, net	—	0.1	0.2	0.2
Total interest and other (income) expense	22.3	45.3	68.8	87.8
Income (loss) before income taxes	(12.6)	(30.9)	7.1	(15.6)
Income tax expense (benefit)	(6.2)	(15.9)	3.1	(9.6)
Net income (loss)	$(6.4)	$(15.0)	$4.0	$(6.0)
Basic EPS	$(0.09)	$(0.20)	$0.06	$(0.08)
Diluted EPS	$(0.09)	$(0.20)	$0.06	$(0.08)

Presidio, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Nine months ended March 31, 2016	Nine months ended March 31, 2017
Net cash provided by operating activities	$56.7	$96.3
Cash flows from investing activities:
Acquisition of businesses, net of cash and cash equivalents acquired	(251.3)	—
Proceeds from collection of escrow related to acquisition of business	—	0.6
Proceeds from disposition of business	36.3	—
Additions of equipment under sales-type and direct financing leases	(58.4)	(76.3)
Proceeds from collection of financing receivables	4.8	8.8
Additions to equipment under operating leases	(2.5)	(1.6)
Proceeds from disposition of equipment under operating leases	1.0	1.4
Purchases of property and equipment	(9.9)	(8.9)
Net cash used in investing activities	(280.0)	(76.0)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriter discounts and commissions	—	247.5
Payment of initial public offering costs	—	(0.7)
Proceeds from issuance of common stock under share-based compensation plans	—	0.6
Payment of future consideration on acquisitions	(10.3)	—
Deferred financing costs	(1.1)	—
Proceeds from the discounting of financing receivables	55.5	86.5
Retirements of discounted financing receivables	(1.7)	(4.4)
Net borrowings (repayments) on the receivables securitization facility	25.0	(5.0)
Repayments of senior and subordinated notes	(37.4)	(230.8)
Borrowings on term loans, net of original issue discount	142.5	—
Repayments of term loans	(19.2)	(80.5)
Net repayments on the floor plan facility	(7.3)	(38.7)
Net cash provided by (used in) financing activities	146.0	(25.5)
Net decrease in cash and cash equivalents	(77.3)	(5.2)
Cash and cash equivalents:
Beginning of the period	88.3	33.0
End of the period	$11.0	$27.8
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$62.0	$68.7
Income taxes, net of refunds	$23.3	$2.6
Reduction of discounted lease assets and liabilities	$62.3	$65.3
Initial public offering costs not yet paid	$—	$6.5

Source: Presidio, Inc.

Contact Information

Investor Relations Contact:
Ed Yuen
203-428-3216
investors@presidio.com

Media Contact:
Susanna Parry-Hoey
Chief Marketing Officer
212-485-0520
sparryhoey@presidio.com